UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2006
NORTHWEST PIPELINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7414	87-0269236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Chipeta Way Salt Lake City, Utah (Address of principal executive offices)		84108 (Zip Code)
Registrant’s telephone number, including area code: (801) 583-8800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Indenture
Registration Rights Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On June 22, 2006, Northwest Pipeline Corporation (the “Company”) completed an offering of $175 million aggregate principal amount of 7.00% Senior Notes due 2016 (the “Notes”) to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds of the offering of the Notes will be used for general corporate purposes, including the funding of capital expenditures. A copy of the Company’s press release announcing the same is filed as Exhibit 99.1 to this report.
     The Notes were issued pursuant to an Indenture, dated as of June 22, 2006, between JPMorgan Chase Bank, N.A., as trustee, and the Company (the “Indenture”). The Notes are the Company’s senior unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. A copy of the Indenture is filed as Exhibit 4.1 to this report, and the description of the terms of the Indenture in this Item 1.01 is qualified in its entirety by reference to such exhibit.
     The Notes bear interest at a rate of 7.00% per annum. The Company will pay interest on the Notes on June 15 and December 15 of each year, commencing on December 15, 2006. The Notes will mature on June 15, 2016. The Company may redeem some or all of the Notes at any time at the redemption prices described in the Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets, enter into sale and leaseback transactions, and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.
     The holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated as of June 22, 2006, among the Company and J.P. Morgan Securities Inc. and Calyon Securities (USA) Inc., acting on behalf of themselves and the several initial purchasers listed on Schedule I thereto (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission for an offer to exchange the Notes for new issues of substantially identical notes issued under the Securities Act on or before 180 days after June 22, 2006, and to use its commercially reasonable efforts to cause the registration statement to be declared effective on or before 270 days after June 22, 2006. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it may be required to pay additional interest on the Notes. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this report, and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Exhibits.
Exhibits. The following are filed as Exhibits to this report.
4.1	Indenture, dated as of June 22, 2006, between Northwest Pipeline Corporation and JPMorgan Chase Bank, N.A.

10.1	Registration Rights Agreement, dated as of June 22, 2006, among Northwest Pipeline Corporation and J.P. Morgan Securities Inc. and Calyon Securities (USA) Inc., acting on behalf of themselves and the several initial purchasers listed on Schedule I thereto.

99.1	Press release dated June 22, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE CORPORATION
By:	/s/ Brian K. Shore
Name:	Brian K. Shore
Title:	Corporate Secretary

Dated: June 23, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 22, 2006, between Northwest Pipeline Corporation and JPMorgan Chase Bank, N.A.

10.1	Registration Rights Agreement, dated as of June 22, 2006, among Northwest Pipeline Corporation and J.P. Morgan Securities Inc. and Calyon Securities (USA) Inc., acting on behalf of themselves and the several initial purchasers listed on Schedule I thereto.

99.1	Press release dated June 22, 2006.

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